REGISTRATION RIGHTS AGREEMENT


         REGISTRATION RIGHTS AGREEMENT dated as of August 13, 1999 (this "Agreement"), by and among CFI ProServices, Inc., an Oregon corporation (the "Company"), and the Note Purchasers listed on the signature page hereof (each, a "Note Purchaser" and collectively, the "Note Purchasers").


                                 R E C I T A L S

         WHEREAS, this Agreement is being entered into pursuant to that certain Note Purchase Agreement (the "Note Purchase Agreement") of even date herewith by and among the Company, the subsidiaries of the Company listed on Exhibit A thereto ("Guarantors") and the Note Purchasers; and

         WHEREAS, in connection with the Note Purchase Agreement the Company has agreed to issue to the Note Purchasers 10% Convertible Subordinated Discount Notes (the "Notes"), convertible into shares of Common Stock (as such term is defined below), at an initial Conversion Price of $12.34375 per share (such shares issued or issuable upon conversion are referred to as "Note Shares"); and

         WHEREAS, in order to induce the Note Purchasers to purchase the Notes, the Company has agreed to provide the registration rights set forth in this Agreement; and

         WHEREAS, in connection with services provided to the Company, the Company has granted warrants to purchase Common Stock of the Company to its investment advisor (also a Note Purchaser) or its designees and as additional consideration for such services is agreeing to provide the registration rights set forth in this Agreement.

         NOW THEREFORE, in consideration of these premises, and the respective promises and covenants contained herein, the parties hereto agree as follows:


                                   ARTICLE 1.

                                   DEFINITIONS

         "Act" means the United States Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Commission issued under the Act, as they each may, from time to time, be in effect.

         "Commission" or "SEC" means the United States Securities and Exchange Commission, or any other Federal agency at the time administering the Act.




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         "Common Stock"  means  the  shares of  common  stock,  no par value per share, of the Company.

         "Exchange Act" means the United States Securities Exchange Act of 1934, as amended, or any similar Federal statute, and the rules and regulations of the Commission issued under the Exchange Act, as they each may, from time to time, be in effect.

         "Holders" means the Note Purchasers, any person or entity to whom the rights granted under this Agreement are validly transferred by any Note Purchaser and their Permitted Transferees (as defined in Section 2.8 hereof).

         "Indemnified Party" has the meaning described in Section 2.4(c) below.

         "Indemnifying Party" has the meaning described in Section 2.4(c) below.

         "Note Shares" means the (i) shares of Common Stock issuable or issued to the Holders upon conversion of the Notes, as provided in the Notes, and any such shares of Common Stock transferred in a private transaction (whether or not Notes are also transferred therewith) to a Permitted Transferee, and (ii) the shares of Common Stock issuable or issued upon exercise of the Warrants. Note Shares shall include any warrants, shares of capital stock or other securities of the Company issued as a dividend or other distribution with respect to or in exchange for or in replacement for the then-existing Note Shares pursuant to any recapitalization of the Company. As to any particular Note Shares, such securities shall cease to be Note Shares when (a) a Registration Statement with respect to the sale of such securities shall have become effective under the Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (b) such securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration under the Act or any state securities law, (c) such securities shall have ceased to be outstanding or (d) upon any sale, transfer or other disposition in any manner to a person or entity which, by virtue of Section 2.8 hereof, is not entitled to the rights provided by this Agreement.

         "Registration Statement" means a registration statement filed by the Company with the Commission in compliance with the Securities Act and the rules and regulations promulgated thereunder for a public offering and sale of its Common Stock (other than a registration statement on Form S-8 or Form S-4, or their successors, or any other form for a limited purpose, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another entity).

         "Warrants" means the 58,000 warrants to purchase shares of Common Stock issued by the Company to U.S. Bancorp Libra, a division of U.S. Bancorp Investments, Inc., pursuant to a warrant agreement dated of even date herewith.



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                                   ARTICLE 2.

                               REGISTRATION RIGHTS

         Section 2.1       Shelf Registration of Note Shares.

                  (a) The Company shall mail as soon as practicable a questionnaire (the "Questionnaire"), soliciting the information required by Items 507 and 508 of Regulation S-K, to each of the Note Purchasers, and shall deliver a copy of such Questionnaire to any Note Purchaser or Holder within five
(5) days of it becoming available. As a condition to any Note Purchaser's or Holder's Note Shares being included in the Registration Statement referred to below, such Purchaser shall submit a Questionnaire and shall amend and submit to the Company a revised Questionnaire any time the information contained therein ceases to be accurate and complete.

                  (b) The Company shall use its reasonable best efforts to file with the Commission, a Registration Statement (the "Note Shares Shelf Registration") for an offering to be made on a continuous basis pursuant to Rule 415 covering all Note Shares held by the Holder, as soon as practicable from the date hereof, but in no event more than 90 days from the date hereof. The Holders shall be included as selling securityholders in such Registration Statement promptly, and within two (2) Business Days, after they have fully completed and returned to the Company the Questionnaire. The Note Shares Shelf Registration shall be on Form S-3 under the Securities Act or another appropriate form (including Form S-1, if applicable) permitting registration of such Note Shares for resale by the Holders in the manner or manners reasonably designated by them (including, without limitation, one or more underwritten offerings). The Company shall use its reasonable best efforts to cause the Note Shares Shelf Registration to be declared effective pursuant to the Securities Act on or prior to the date that is 180 days after the date of the Closing under the Note Purchase Agreement (the "Effectiveness Target Date") and to keep the Note Shares Shelf Registration continuously effective under the Securities Act for 60 months (the "Effectiveness Period") or such shorter period ending when there ceases to be outstanding any Note Shares.

                  (c) The Company shall use all reasonable best efforts to keep the Note Shares Shelf Registration continuously effective, for the period described in Section 2.1(b) hereof, by supplementing and amending the Note Shares Shelf Registration if required by the rules, regulations or instructions applicable to the registration form used for such Note Shares Shelf Registration, if required by the Securities Act or if reasonably requested by the Holders of a majority in amount of Note Shares (determined on a fully converted basis) covered by such Note Shares Shelf Registration.

                  (d) In the event any adjustment in the Conversion Price (as defined in the Notes) would result in the issuance of additional Note Shares upon conversion of the Notes, the Company shall promptly, and within ten (10) Business Days, amend or supplement the Note Shares Shelf Registration in order to effect a Shelf Registration of such additional Note Shares

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pursuant to the terms of Section 2.1(b), provided, that notwithstanding anything to the contrary in Section 2.1(b) or the Note Purchase Agreement, the Effectiveness Target Date shall be ninety (90) from the date of the effective date of the adjustment to the Conversion Price resulting in additional Note Shares becoming issuable to the Holders.

                  (e) Notwithstanding anything to the contrary in this Section 2.1, but subject to compliance with Section 7.14 of the Note Purchase Agreement, the Company may, by delivering written notice to the Note Purchasers, prohibit offers and sales of Note Shares pursuant to the Note Shares Shelf Registration at any time if (A)(i) the Company is in possession of material non-public information relating to the Company, (ii) the Company determines (based on advice of counsel) that such prohibition is necessary in order to avoid a requirement to disclose such material non-public information to the public and
(iii) the Company determines in good faith that public disclosure of such material non-public information would not be in the best interests of the Company and its stockholders, or (B)(i) the Company has made a public announcement relating to an acquisition or business combination transaction including the Company and/or one or more of its subsidiaries that is material to the Company and its subsidiaries taken as a whole and (ii) the Company determines in good faith that (x) offers and sales of Note Shares pursuant to the Note Shares Shelf Registration prior to the consummation of such transaction (or such earlier date as the Company shall determine) would not be in the best interests of the Company and its stockholders or (y) it would be impracticable at the time to obtain any financial statements relating to such acquisition or business combination transaction that would be required to be set forth in the Note Shares Shelf Registration; provided, however, that upon (i) the public disclosure by the Company of the material non-public information described in clause (A) of this paragraph or (ii) the consummation, abandonment or termination of, or the availability of the required financial statements with respect to, a transaction described in clause (B) of this paragraph, the suspension of the use of the Note Shares Shelf Registration pursuant to this
Section 2.1(e) shall cease and the Company shall promptly, prior to the next Business Day, comply with Section 2.2 hereof and notify the Note Purchasers that dispositions of Note Shares may be resumed. In the event that during the Effectiveness Period the prospectus under the Note Shares Shelf Registration becomes not usable as a result of the Company's notification under this Section, the Company shall use its reasonable best efforts to provide the Holders a usable prospectus as soon as practicable, and in no event shall sales of Note Shares under the Note Shares Shelf Registration be suspended for more than 30 days in any 365-day period.

                  (f) In the event that the Company shall (i) fail to cause the Note Shares Shelf Registration to be declared effective on or prior to the Effectiveness Target Date or (ii) fail to keep the Note Shares Shelf Registration effective for the duration of the Effectiveness Period (subject to the rights of the Company under the preceding Section (e)), the Company shall pay the Holders Liquidated Damages for its breach hereof, in the amounts set forth and defined in the Note Purchase Agreement.


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         Section 2.2       Registration Procedures.

                  (a)      The Company shall at its expense:

                           (i)      file with the Commission within ninety (90)
days of the date hereof a Registration Statement with respect to Note Shares and use its reasonable best efforts to cause that Registration Statement to become and remain effective prior to the Effectiveness Target Date and for the duration of the Effectiveness Period;

                           (ii)     prepare and file with the Commission any
amendments and supplements to the Registration Statement and the prospectus included in the Registration Statement as may be necessary to keep the Registration Statement effective for the period described in Section 2.2(a)(i) above, and comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement;

                           (iii) furnish to each selling Holder such  reasonable
numbers of copies of the Registration Statement, preliminary prospectus, final prospectus, and any amendments and supplements, and such other documents as each selling Holder may reasonably request in order to facilitate the public offering of such securities;

                           (iv)     promptly, and prior to the next Business
Day, furnish to each selling Holder written notice of any stop order or similar notice issued by the SEC or any state agency charged with the regulation of securities, and any notice from the Nasdaq National Market or other securities exchange then listing Note Shares covered by such Registration Statement;

                           (v)      register or qualify Note Shares covered by
the Registration Statement under the securities or Blue Sky laws of such states as shall be reasonably appropriate for the distribution of the Note Shares covered by such Registration Statement; provided, however, that the Company shall not for any purpose be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

                           (vi)     use its best efforts to make available to
its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of
Section 11(a) of the Act and Rule 158 thereunder;

                           (vii) use its best  efforts to comply  with all rules
and regulations of the Nasdaq National Market, or such other principal securities exchange on which the equity securities issued by the Company are then quoted or listed and traded, to ensure that Note Shares are freely tradeable thereon upon registration thereof under the Act;


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                           (viii) provide, if one has not already been appointed

by the Company,  a transfer  agent and registrar for all Note Shares  covered by
such  Registration   Statement  not  later  than  the  effective  date  of  such
Registration Statement;

                           (ix)     enter into a cross-indemnity agreement, in
customary form, with each underwriter, if any;

                           (x)      include in the Registration Statement filed
with the SEC all Note Shares; and promptly, and, within two (2) Business Days, after filing of such a Registration Statement or prospectus or any amendments or supplements thereto, the Company shall furnish to each Holder copies of all such documents so filed including, if requested, documents incorporated by reference in the Registration Statement; and notify each selling Holder of any stop order issued or threatened by the SEC and use its best efforts to prevent the entry of such stop order or to remove it if entered;

                           (xi) notify each selling  Holder,  at any time when a
prospectus relating to such selling Holder's Note Shares is required to be delivered under the Act, of the occurrence of any event as a result of which the prospectus included in such Registration Statement contains an untrue statement of a material fact or omits to state any material fact necessary to make the statements therein not misleading, and as soon as practicable prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Note Shares, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

                           (xii)  cause all such Note Shares to be listed on the
Nasdaq National Market System (or on such other principal securities exchange on which the equity securities issued by the Company are then quoted or listed and traded);

                           (xiii)  enter  into  an  underwriting   agreement  in
customary form and take all such other actions that the selling Holders or their underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Note Shares;

                           (xiv) make  available for  inspection by each selling
Holder and one (1) counsel acting for them, any underwriter participating in any disposition pursuant to such Registration Statement, and any counsel retained by any such underwriter, all pertinent financial and other information and corporate documents of the Company reasonably requested, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such selling Holder, underwriter or counsel in connection with such Registration Statement and to participate in "road shows" or management presentations as may be reasonably requested by any underwriter;

                           (xv)     with respect to any underwritten offering,
use its reasonable best efforts to obtain a "cold comfort" letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by "cold comfort"

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letters as the selling Holders or any underwriter may reasonably request;

                           (xvi)  with  respect  to  an  underwritten  offering,
obtain an opinion of counsel to the Company, addressed to the selling Holders and any underwriter, in customary form including such matters as are customarily covered by such opinions in underwritten registered offerings of equity securities as the selling Holders or any underwriter may reasonably request, such opinion to be reasonably satisfactory in form and substance to each selling Holder;

                           (xvii) furnish to each selling Holder upon request of
such selling Holder, within three (3) Business Days, copies of all correspondence between the Company, the SEC and any applicable state securities regulatory agencies relating to such registration;

                           (xviii)   during  the  period  that  the  Company  is
required to keep such Registration Statement effective, promptly, and prior to the next Business Day, notify each selling Holder covered by such Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Act, of the happening of any event as a result of which the prospectus or any prospectus supplement included in such Registration Statement, as then in effect, or any material incorporated by reference therein, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, or if it is necessary to amend or supplement such prospectus or any prospectus supplement or Registration Statement or material incorporated by reference therein to comply with the law, and at the request of any such selling Holder, prepare and furnish to such selling Holder a reasonable number of copies of a supplement to or an amendment of such prospectus or any prospectus supplement or material incorporated by reference therein as may be necessary so that, as thereafter delivered to the purchasers of such Note Shares, such prospectus or any prospectus supplement or material incorporated by reference therein shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and so that such prospectus or prospectus supplement or Registration Statement or material incorporated by reference therein, as amended or supplemented, will comply with the law;

                           (xix)  upon the  reasonable  request  of any  selling
Holder, to include in a prospectus supplement or an amendment to a Note Shares Shelf Registration any change in the information provided to the Company pursuant to Rules 507 or 508 under Registration S-K; and

                           (xx)     upon delivery of the certificates with
respect to Note Shares to be registered pursuant hereto, issue to any underwriter to which the selling Holder may sell such Note Shares in connection with any such registrations (and to any direct or indirect transferee of any such underwriter) certificates evidencing such Note Shares without any legend restricting the transferability of Note Shares.


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                  (b) Each selling Holder of Note Shares,  respectively,  agrees that, upon receipt of any written notice from the Company of (i) any request by the Commission for amendments or supplements to a Registration Statement or related prospectus covering any of such selling Holder's Note Shares, (ii) the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement covering any of such selling Holder's Note Shares or the initiation of any proceedings for that purpose, (iii) the receipt by the Company of any notification with respect to the suspension of the qualification of any Note Shares, for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose (iv) the happening of any event that requires the making of any changes in the Registration Statement covering any of such selling Holder's Note Shares so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that any related prospectus will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, and (v) the Company's reasonable determination that a post-effective amendment to a Registration Statement covering any of such selling Holder's Note Shares or a supplement to any related prospectus is required under the Act; such selling Holder will forthwith discontinue disposition of such Note Shares until it is advised in writing by the Company that the use of the applicable prospectus (as amended or supplemented, as the case may be) and disposition of Note Shares covered thereby pursuant thereto may be resumed, provided, however, (x) that such selling Holder shall not resume its disposition of Note Shares pursuant to such Registration Statement or related prospectus unless it has received notice from the Company that such Registration Statement or amendment has become effective under the Act and has received a copy or copies of the related prospectus (as then amended or supplemented, as the case may be) unless Note Shares are then listed on a national securities exchange and the Company has advised such selling Holder that the Company has delivered copies of the related prospectus, as then amended or supplemented, in transactions effected upon such exchange, subject to any subsequent receipt by such selling Holder from the Company of written notice of any of the events contemplated by clauses (i) through (v) of this paragraph, and, (y) if so directed by the Company, such holder will deliver to the Company all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Note Shares current at the time of receipt of such notice. In the event the Holders are required to refrain from disposition of Note Shares for more than 30 days in any 365-day period, the Company shall be in breach of this Agreement and shall pay Liquidated Damages to the Holders pursuant to the Note Purchase Agreement.

         Section 2.3 Registration Expenses. The Company shall bear all expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation, all fees and expenses relating to the listing of any Note Shares with the Nasdaq National Market System (or on such other principal securities exchange on which the equity securities issued by the Company are then quoted or listed and traded), fees and expenses of compliance with securities or Blue Sky laws in jurisdictions reasonably requested by any selling Holder or underwriter pursuant to Section 2.2(a)(v) (including reasonable fees and disbursements of counsel in connection with Blue Sky qualifications of Note Shares), all word processing, duplicating and printing expenses, messenger and delivery expenses, fees and disbursements of

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counsel for the Company and one (1) counsel for the selling Holders (selected by
Holders holding a majority of the Note Shares), independent public accountants (including the expenses of any special audit or "cold comfort" letters required by or incident to such performance) and underwriters (excluding discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar
securities   industry   professionals   attributable  to  the  securities  being
registered, which discounts, commissions or fees with respect to any selling Holder's respective Note Shares shall be paid by such selling Holder), all the Company's internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), fees of the National Association of Securities Dealers, Inc., the expense of any annual audit, the expense of any special audits incident to or required by any registration, the expense of any liability insurance (if the Company determines to obtain such insurance) and the reasonable fees and expenses of any special experts (including attorneys) retained by the Company (if it so desires) in connection with such registration and fees and expenses of other persons retained by the Company.

         Section 2.4       Indemnification.

                  (a) In the event of any registration of any Note Shares under the Act pursuant to this Agreement, the Company will indemnify and hold harmless the selling Holder of such Note Shares, each of its officers, directors, employees, partners, legal counsel and accountants, each underwriter, if any, and each other person, if any, who controls such selling Holder or such underwriter within the meaning of the Act against any expenses, losses, claims, damages or liabilities, joint or several, arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement under which such Note Shares were registered under the Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arising out of or based upon any omission (or alleged omission) to state a material fact required to be stated therein or necessary to make the statements therein not misleading or any violation by the Company of the Act or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration; and, subject to Section 2.4(c) below, the Company will reimburse such selling Holder, each of its officers, directors, partners, legal counsel and accountants, each underwriter, if any, and each such controlling person for any legal and any other expenses reasonably incurred by such selling Holder or controlling person in connection with investigating and defending any such expense, loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such expense, loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such Registration Statement, preliminary prospectus, final prospectus, or summary prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by such selling Holder and stated to be specifically for use therein.

                  (b) Each selling Holder of Note Shares will, severally, and not jointly and severally, in the event that any Note Shares held by such selling Holder are those as to which any

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registration  is  being  effected  under  the Act  pursuant  to this  Agreement, indemnify and hold harmless the Company, each of its directors and officers and each underwriter (if any), and each other person, if any, who controls the Company or any such underwriter within the meaning of the Act, against any expenses, losses, claims, damages or liabilities, joint or several, insofar as such expenses, losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of a material fact contained in any Registration Statement under which such Note Shares were registered under the Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission to state a material fact required to be stated therein or necessary to make the statement therein not misleading, if the statement or omission was based reliance upon and made in conformity with information furnished in writing to the Company by such selling Holder and stated to be specifically for use therein, and shall reimburse the Company, its directors and officers, and each such controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigation or defending any such loss, claim, damage, liability or action. This indemnity shall remain in full force and effect for the applicable statute of limitation period regardless of any investigation made by or on behalf of the Company or such controlling person and shall survive the transfer of shares. No selling Holder shall be liable to the Company and the other indemnified parties under this Section 2.4(b) for any amount in excess of the net proceeds received from the Note Shares sold by it pursuant to the Registration Statement.

                  (c) Each party entitled to indemnification  under this Section
2.4 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any loss, claim, action, damage or liability as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party whose approval shall not be unreasonably withheld); and, provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2.4, except to the extent that such failure to give notice prejudices the Indemnifying Party or such Indemnifying Party is damaged by such delay. The Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying Party shall pay such expense (but in no event shall the Indemnifying Party be obligated to pay the fees and expenses of more than one counsel for the Indemnified Party or Parties) if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would, in the reasonable judgment of the Indemnified Party, be inappropriate due to actual or potential conflict of interests between the Indemnified Party and any other party represented by such counsel in such proceeding. If, in the Indemnified Party's reasonable judgment, a conflict of interest between such Indemnified and Indemnifying Parties may exist in respect of such claim, the Indemnified Party may assume the defense of such claim, jointly with any other Indemnified Party that reasonably determines such conflict of interest to exist, and the Indemnifying Party shall be liable to such Indemnified Parties for the reasonable legal fees and expenses of one counsel for all such Indemnified Parties and for other expenses reasonably incurred in connection with the defense thereof incurred by the Indemnified Party. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party (which consent shall not be unreasonably withheld), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party.

                  (d) If the indemnification provided for in this Section 2.4 is finally determined by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to therein or contribution is required under the Act in circumstances for which indemnification is provided under this Section 2.4, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Party on the one hand and the Indemnified Party on the other and also the relative fault of the Indemnifying Party and the Indemnified Party as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact related to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case,
(A) no Holder will be required to contribute any amount in excess of the net proceeds received from the Note Shares sold by it pursuant to such Registration Statement, and (B) no person or entity guilty of fraudulent misrepresentation, within the meaning of Section 11(f) of the Act, shall be entitled to contribution from any person or entity who is not guilty of such fraudulent misrepresentation.

                  (e) Indemnification and contribution similar to that specified in this Section 2.4 (with appropriate modifications) shall be given by the Company and each selling Holder with respect to any required registration or other qualification of Note Shares under any Federal or state law or regulation of any governmental authority, other than the Act.

                  (f) The indemnification required by this Section 2.4 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

                  (g) The obligations under this Section 2.4 shall survive the completion of any offering of Note Shares in a Registration Statement.

         Section 2.5      Indemnification with Respect to Underwritten Offering.

                  (a) In the event that Note Shares are sold pursuant to a Registration Statement in an underwritten offering, the Company agrees to enter into an underwriting agreement containing customary representations and warranties with respect to the business and operations of the Company and customary covenants and agreements to be performed by the Company, including without limitation customary provisions with respect to indemnification by the Company of the underwriters of such offering.

                  (b) No Holder may participate in any underwritten registration pursuant to this Section 2.5 hereunder unless such Holder (i) agrees to sell Note Shares which it proposes to sell in such underwritten registration on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, reasonable and customary indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements and provides such other information and documentation as the Company or the underwriters may reasonably request in connection with such underwritten registration.

         Section 2.6 Information by Holder. Each holder of Note Shares included in any Registration shall furnish to the Company such information regarding such holder and the distribution proposed by such holder as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Article 2.

         Section 2.7 Termination. All of the Company's obligations to register Note Shares pursuant to this Agreement shall terminate thirty (30) days after the end of the Effectiveness Period or any extension thereof.

         Section 2.8       Transfer of Rights.

                  (a) The rights and obligations of each Note Purchaser (or assignee thereof) under this Agreement may be transferred or assigned by such Note Purchaser (or assignee thereof), in whole or in part, without the consent of the Company or any other Note Purchaser, to (i) another person or entity that is then a Holder of Note Shares or Notes, (ii) any affiliate of the Holder,
(iii) any person or entity acquiring an interest in a Note in a transaction permitted under the Note, or (iv) any person or entity acquiring in a private transaction, including a distribution by a partnership to its partners, 500 or more Note Shares (as adjusted for stock splits, stock dividends, recapitalization or similar events) (all of such parties, collectively, the "Permitted Transferees"). The Company may not assign this Agreement or any of its rights or obligations hereunder without the prior written consent of each Holder (which consent may be withheld for any reason in the sole discretion of such Holder or Holders).

                  (b) Any transferee (other than a Holder who is already a party to an agreement in form and substance similar to this Agreement) to whom rights under this Agreement are transferred shall, as a condition to such transfer, deliver to the Company a written instrument by which such transferee identifies itself, gives the Company notice of the transfer of such rights, indicates the Note Shares owned by it and agrees to be bound by the obligations imposed upon the Note Purchasers under this Agreement.

                  (c) A transferee to whom rights or obligations are transferred pursuant to this Section 2.8 may not again transfer such rights or obligations to any other person or entity, other than as provided in this Section 2.8.

         Section 2.9 Rule 144. The Company will file the reports required to be filed by it under the Act and the Exchange Act, and will take such further action as any Holder of Note Shares may reasonably request, all to the extent required from time to time to enable such Holder to sell Note Shares without registration under the Act within the limitations of the exemptions provided by
(a) Rule 144 under the Act,  as such Rule may be amended  from time to time,  or
(b) any similar rule or regulation hereafter adopted by the SEC. Upon the written request of any Holder of Note Shares, the Company will deliver to such Holder, within five (5) days of delivery of such request, a written statement as to whether it has complied with such filing requirements. In connection with any sale of Note Shares that will result in such securities no longer being "restricted securities" (as defined in Rule 144 promulgated under the Act), the Company shall cooperate with the selling Holders and the underwriter(s), if any, and facilitate the preparation and delivery of certificates representing such securities to be sold which do not bear any restrictive legends to permit delivery of such securities.

         Section 2.10 Information Reports. The Company covenants that, except at such times as the Company is a reporting company under Section 13 or 15(d) of the Exchange Act, the Company shall, upon the written request of any Holder of Note Shares, provide to any such Holder and to any prospective institutional transferee of Note Shares designated by such Holder, within five (5) days of delivery of such request, such financial and other information as is available to the Company and as such Holder may reasonably determine is required to permit a transfer of such Note Shares to comply with the requirements of Rule 144A promulgated under the Act.


                                   ARTICLE 3.

                                  MISCELLANEOUS

         Section 3.1 Notices. All notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto shall be in writing delivered to the parties at the addresses set forth in the Note Purchase Agreement (or such other address as may be provided by one party in a notice to the other). Notice delivered in accordance with the foregoing shall be effective (i) when delivered, if delivered personally, (ii) three hours after confirmation of receipt, if delivered by facsimile transmission, or (iii) two days after being delivered in the United States (properly addressed and all fees paid) by overnight delivery service to a courier (such as Federal Express) which regularly provides such service and regularly obtains executed receipts evidencing delivery. Notices shall not be given via U.S. Mail.

         Section 3.2 Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by (i) the parties hereto; (ii) the Permitted Transferees; and (iii) the respective successors of the foregoing, including those resulting by operation of law.

         Section 3.3 Headings. Article and Section headings used in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement for any purpose or affect the construction of this Agreement.

         Section 3.4 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which, taken together, shall constitute one and the same Agreement. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

         Section 3.5 Governing Law. This Agreement shall be deemed to have been made in the State of New York and the validity of this Agreement, the construction, interpretation and enforcement thereof, and the rights of the parties thereto shall be determined under, governed by, and construed in accordance with the internal laws of the State of New York, without regard to principles of conflicts of law.

         Section 3.6 Survival of Agreements, Representations and Warranties. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement.

         Section 3.7 WAIVER OF JURY TRIAL. THE COMPANY WAIVES THE RIGHT TO TRIAL BY JURY (WHICH THE NOTE PURCHASERS HEREBY ALSO WAIVE) IN ANY ACTION, SUIT, PROCEEDING, OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE NOTE OR THE NOTE PURCHASE AGREEMENT. THE COMPANY WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THE FOREGOING WAIVER WITH ITS LEGAL COUNSEL AND HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

         Section 3.8 Amendment and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company, and the Holders of a majority in principal amount of the Notes (treating Note Shares held by a Holder as if they had not been converted); provided, that this Agreement may be amended with the consent of the Holders of less than all Notes (but not less than 51% of such shares) only in a manner which affects all Holders, as the case may be, in the same fashion. In no event may this Agreement be amended to (i) shorten the Effectiveness Period, (ii) extend the Effectiveness Target Date, or (iii) require a Holder to pay expenses otherwise borne by the Company under Section 2.3, without the Consent of each Holder affected thereby. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

         Section 3.9 CONSENT TO JURISDICTION; SERVICE OF PROCESS AND VENUE. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THE PURCHASE AGREEMENT, THE NOTES OR ANY OTHER RELATED DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK OR OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT OR A JOINDER HERETO, THE COMPANY HEREBY IRREVOCABLY ACCEPTS IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE COMPANY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS AND IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE COMPANY AT ITS ADDRESS FOR NOTICES AS SET FORTH IN SECTION 14.6 OF THE PURCHASE AGREEMENT, SUCH SERVICE TO BECOME EFFECTIVE TEN (10) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE HOLDERS TO SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY OR ANY GUARANTOR IN ANY OTHER JURISDICTION. THE COMPANY AND EACH GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE JURISDICTION OR LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE COMPANY OR ANY GUARANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE COMPANY AND EACH GUARANTOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THE PURCHASE AGREEMENT, THE NOTES AND ANY OTHER RELATED DOCUMENT.

         Section 3.10 Availability of Equitable Remedies. Each party acknowledges that a breach of the provisions of this Agreement could not adequately be compensated by money damages. Accordingly, any party shall be entitled, in addition to any other right or remedy available to it, to an injunction restraining such breach or a threatened breach and to specific performance of any such provision of this Agreement, and in either case no bond or other security shall be required in connection therewith, and the parties hereby consent to such injunction and to the ordering of specific performance.

         Section 3.11      Entire Agreement.   This  Agreement  sets  forth  the
entire understanding of the parties with respect to the subject matter hereof.

         Section 3.12 Attorneys' Fees. Any holder of a Note, or Note Shares, shall be entitled to recover from the Company the reasonable attorneys' fees and expenses incurred by such holder in connection with enforcement by such holder of any obligation of the Company hereunder or under the Note or the Note Purchase Agreement.

         Section 3.13 No Impairment of Rights. The Company will not, by amendment of its Certificate of Incorporation or through any other means, avoid or seek to avoid the observance or performance of any of the terms of this Agreement, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Agreement against impairment.

         Section 3.14      No Inconsistent or Superior Registration Rights.

                  (a) From and after the date of this Agreement, the Company shall not without the prior written consent of the Holders of a majority in principal amount of Notes, (i) enter into any agreement granting registration rights with respect to the Common Stock or other securities which are inconsistent with, or superior to the rights granted to the Holders hereunder; or (ii) amend any agreement, in effect as of the date hereof, so as to grant registration rights to any other person or entity which causes such registration rights to be inconsistent with those granted to the Holders hereunder or to otherwise adversely affect the registration rights granted to the Holders hereunder.

                  (b) Notwithstanding the foregoing, the Holders acknowledge and agree that comparable registration rights have been granted concurrently herewith to the holders of the Company's Warrants issued pursuant to that certain Financing Agreement dated of even date herewith by and among the Company, Ultradata corporation, MECA Software, L.L.C., Monescape Holdings, Inc., the Lenders (as such term is defined therein), Foothill Capital Corporation, as administrative agent for the Lenders, and Ableco Finance LLC, as collateral agent for the Lender Group (as such term is defined therein).


                            [Signature Pages Follow]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:                                    CFI PROSERVICES, INC.,
                                            an Oregon corporation


                                            By: /s/ Robert P. Chamness
                                                ----------------------
                                                Name:  Robert P. Chamness
                                                Title: President







Registration Rights Agreement
                                       S-1

NOTE PURCHASERS:      LEVINE LEICHTMAN CAPITAL PARTNERS II, L.P.,
                             a California limited partnership

                      By: LLCP California Equity Partners II, L.P., a California limited partnership
                               Its: General Partner

                               By: Levine Leichtman Capital Partners, Inc., a California corporation
                                        Its: General Partner


                               By:      /s/ Lauren B. Leichtman
                                        -----------------------
                                        Lauren B. Leichtman
                                        Chief Executive Officer



Registration Rights Agreement
                                       S-2

                             BAY STAR CAPITAL, L.P.
                             By:      Bay Star Management, LLC


                             By:  /s/ Brian J. Stark
                                  ------------------
                                  Name:  Brian J. Stark
                                  Title: Managing Director






Registration Rights Agreement
                                       S-3

                                U.S. BANCORP LIBRA,
                                a division of U.S. Bancorp Investments, Inc.


                                By:  /s/ James B. Upchurch
                                     ---------------------
                                     Name:  James B. Upchurch
                                     Title: President





Registration Rights Agreement
                                       S-4

                            SOUNDSHORE HOLDINGS LTD.


                            By:   /s/ Andrew W. Gitlin
                                  --------------------
                                  Andrew W. Gitlin
                                  Director of SoundShore Holdings Ltd.





Registration Rights Agreement
                                       S-5

                            SOUNDSHORE OPPORTUNITY HOLDING FUND
                            LTD.


                            By:      /s/ Andrew W. Gitlin
                                     --------------------
                                     Andrew W. Gitlin
                                     Director of SoundShore Opportunity
                                     Holding Fund Ltd.





Registration Rights Agreement
                                       S-6